UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2006
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a part of its continuing effort to keep Energy East Corporation (the Company) in the forefront of best practices in corporate governance, on April 6, 2006, the Board of Directors of the Company amended its Corporate Governance Guidelines to establish a Lead Director who will (i) preside at all meetings of stockholders and meetings of the Board at which the Chairman is not present, including executive sessions; (ii) set the agenda for executive sessions of the non-management directors; (iii) confer with the Chairman on the agenda for Board meetings; and (iv) serve as a liaison between the Chairman and the non-management directors. In connection with the establishment of a Lead Director, on April 6, 2006, the Board also amended the Company's By-Law No. 1 to provide that the Lead Director may preside at meetings of stockholders.

Last year, four of our directors reached the 70-year age limitation set forth in our By-Law No. 10. In anticipation of their retirement, the Board of Directors elected two new directors in January 2005. However, to provide the continuity in knowledge and experience necessary to contribute to our stability, one of the four directors, Joseph J. Castiglia, 71, who last year agreed to serve for another year, and who currently serves as one of our two Audit Committee financial experts and is currently the Chairperson of the Company's Compensation and Management Succession Committee, has again agreed to serve for an additional year, if elected. Therefore, to accommodate the nomination of Mr. Castiglia, on April 6, 2006, our Board of Directors amended By-Law No. 10 to provide that the 70-year age limitation does not apply in connection with the election of directors at the 2006 Annual Meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99-1 Amendments to Energy East Corporation's By-Law No. 1 and the third paragraph of By-Law No. 10.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 6, 2006	ENERGY EAST CORPORATION (Registrant) By /s/Robert D. Kump Robert D. Kump Vice President, Controller & Chief Accounting Officer